As filed with the Securities and Exchange Commission on September 18, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

NEW YORK	16-0968385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE M&T PLAZA

BUFFALO, NEW YORK 14203

(716) 842-5445

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DREW J. PFIRRMAN, ESQ.

SENIOR VICE PRESIDENT AND GENERAL COUNSEL

M&T BANK CORPORATION

ONE M&T PLAZA

BUFFALO, NEW YORK 14203

(716) 842-5445

(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

Copy to:

JOHN J. ZAK, ESQ.

HODGSON RUSS LLP

THE GUARANTY BUILDING

140 PEARL STREET, SUITE 100

BUFFALO, NEW YORK 14202-4040

(716) 848-1253

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)(2)	(1)(2)	N/A
Preferred Stock	(1)	(1)(2)	(1)(2)	N/A
Depositary Shares	(1)(3)	(1)(2)	(1)(2)	N/A
Common Stock	(1)	(1)(2)	(1)(2)	N/A
Warrants(4)	(1)	(1)(2)	(1)(2)	N/A
Total	(1)(3)	100%	$3,000,000,000	$9,541 (2)

(1)	The securities of each class may be offered and sold by the registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the registrant, or from one or more underwriters, dealers or agents. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	An indeterminate aggregate number and amount of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, as shall have an aggregate initial offering price not to exceed $3,000,000,000 exclusive of accrued dividends and interest, if any. The preferred stock, depositary shares and warrants may be convertible into or exercisable or exchangeable for our common stock or other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis, except for $9,541 of unutilized fees previously paid with respect to securities registered by M&T Bank Corporation pursuant to a Form S-3 (File No. 333-182348) initially filed with the Securities and Exchange Commission on June 26, 2012. Such unutilized fees may be offset pursuant to Rule 457(p) under the Securities Act.
(3)	Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depositary under the deposit agreement.
(4)	Warrants represent rights to purchase debt securities, common stock, depository shares or preferred stock registered hereunder.

PROSPECTUS

M&T BANK CORPORATION

$3,000,000,000

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

of

M&T BANK CORPORATION

These securities may be offered and sold from time to time by us, and also may be offered and sold by one or more selling securityholders to be identified in the future, in one or more offerings, up to a total dollar amount of $3,000,000,000 (or the equivalent in foreign currency or currency units). We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in these securities. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.

M&T Bank Corporation’s common stock is traded on the New York Stock Exchange under the symbol “MTB.”

Investing in our securities involves certain risks. See “Risk Factors” on page 4 of this prospectus and on page 23 of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about certain risks that you should consider before buying any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

M&T Securities, Inc. is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referred to above. Accordingly, the participation of such entity in the offerings of such securities will conform to the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

These securities are not savings accounts, deposits or other obligations of any bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is September 18, 2015.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “M&T”, “we”, “us”, “our” or similar references mean M&T Bank Corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and other publicly available documents, including the documents incorporated herein by reference, may include and our representatives may from time to time make projections and statements which may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about our business and management’s beliefs and assumptions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”), which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation and/or regulation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation or regulation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

ABOUT THIS DOCUMENT

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. The prospectus does not contain all information included in the registration statement. You may review a copy of the registration statement at the SEC’s Public Reference Room as well as through the SEC’s internet site, as described below. Under this shelf registration process, we may offer and sell the securities identified in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. M&T also maintains a website (http://www.mandtbank.com ) where information about M&T and its subsidiaries can be obtained. The information contained in the M&T website is not part of this prospectus.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than those documents or portions of those documents that may be “furnished” and not filed with the SEC) until our offering is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 20, 2015;

•	Definitive Proxy Statement on Schedule 14A for the 2015 Annual Meeting of Shareholders held on April 21, 2015, filed with the SEC on March 5, 2015;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, filed with the SEC on May 8, 2015, and June 30, 2015, filed with the SEC on August 5, 2015;

•	Current Reports on Form 8-K, filed with the SEC on January 30, 2015, April 17, 2015, April 23, 2015 and June 9, 2015; and

•	The description of M&T’s common stock and preferred stock contained in the Registration Statement on Form 8-A filed with the SEC on May 20, 1998.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address and telephone number:

M&T Bank Corporation

One M&T Plaza

Buffalo, New York 14203

(716) 842-5445

ABOUT M&T BANK CORPORATION

M&T Bank Corporation is a New York business corporation, which is registered as a financial holding company under the Bank Holding Company Act of 1956, as amended and as a bank holding company under Article III-A of the New York Banking Law. The principal executive offices of M&T are located at One M&T Plaza, Buffalo, New York 14203. The telephone number for M&T is (716) 842-5445.

RISK FACTORS

Investing in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus as set forth in the applicable prospectus supplement.

CONSOLIDATED EARNINGS RATIOS

The table below provides M&T’s consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods shown.

Effective January 1, 2015, we made an accounting policy election in accordance with amended accounting guidance issued by the Financial Accounting Standards Board in January 2014 to account for investments in qualified affordable housing projects using the proportionate amortization method. Under the proportionate amortization method, we amortize the initial cost of the investment in proportion to the tax credits and other tax benefits received and recognize the net investment performance in the income statement as a component of income tax expense. The adoption of the amended guidance did not have a significant effect on our financial position or results of operations, but did result in the restatement of the consolidated statement of income for periods prior to January 1, 2015 to remove losses associated with qualified affordable housing projects from “other costs of operations” and include the amortization of the initial cost of the investment in income tax expenses. The cumulative effect of the adjustments associated with adopting the amended guidance was not material as of the beginning of any period presented in those consolidated financial statements. These restated consolidated statements of income for periods prior to January 1, 2015 have been reflected in the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends provided below.

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
Excluding interest on deposits	6.71x	7.55x	7.46x	8.45x	7.05x	5.52x	4.66x
Including interest on deposits	5.76x	6.18x	6.18x	6.51x	5.19x	3.89x	3.27x
CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Excluding interest on deposits	4.91x	5.41x	5.33x	6.42x	5.53x	4.55x	4.01x
Including interest on deposits	4.44x	4.75x	4.71x	5.31x	4.40x	3.46x	3.00x

VALIDITY OF SECURITIES

The validity of the securities may be passed upon for us by Hodgson Russ LLP, or by counsel named in the applicable prospectus supplement, and for any underwriters or agents by counsel selected by such underwriters or agents.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of M&T Bank Corporation for the year ended December 31, 2014, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

M&T BANK CORPORATION

$3,000,000,000

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

WARRANTS

PROSPECTUS

SEPTEMBER 18, 2015

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an itemized statement of the estimated fees and expenses in connection with the offering of the securities registered hereunder.

Registration statement filing fees		$(1)
Blue Sky fees and expenses	10,000
Printing and engraving expenses	75,000
Trustee, registrar and transfer agent, depositary and warrant agent fees and expenses	50,000
Legal fees and expenses	300,000
Accounting fees and expenses	100,000
Rating agency fees	200,000
Miscellaneous	265,000
Total	$1,000,000	(2)

(1)	The registrant is registering securities under this registration statement as shall have an aggregate initial offering price not to exceed $3,000,000,000 exclusive of accrued dividends and interest, if any. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of any additional registration fee until the time the securities are sold under this registration statement pursuant to a prospectus supplement, except for $9,541 of unutilized fees previously paid with respect to securities registered by M&T Bank Corporation pursuant to a Form S-3 (File No. 333-182348) initially filed with the SEC on June 26, 2012. Such unutilized fees may be offset pursuant to Rule 457(p) under the Securities Act.
(2)	Additional information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided by post-effective amendment at the time that such class is included in a prospectus supplement in accordance with Rule 430B.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases, not opposed to such corporation’s best interests, and additionally, in criminal actions, has no reasonable cause to believe his conduct was unlawful.

The Amended and Restated Bylaws of M&T Bank Corporation (Article V) provide the following:

SECTION 1. Right of Indemnification: Each director and officer of the Corporation, whether or not then in office, and any person whose testator or intestate was such a director or officer, shall be indemnified by the Corporation for the defense of, or in connection with, any threatened, pending or completed actions or proceedings and appeals therein, whether civil, criminal, governmental, administrative or investigative, in accordance with and to the fullest extent permitted by the Business Corporation Law of the State of New York or other applicable law, as such law now exists or may hereafter be amended; provided, however, that the Corporation shall provide indemnification in connection with an action or proceeding (or part thereof) initiated by such a director or officer only if such action or proceeding (or part thereof) was authorized by the Board of Directors.

SECTION 2. Advancement of Expenses: Expenses incurred by a director or officer in connection with any action or proceeding as to which indemnification may be given under Section 1 of this Article V may be paid by the Corporation in advance of the final disposition of such action or proceeding upon (a) receipt of an undertaking by or on behalf of such director or officer to repay such advancement in the event that such director or officer is ultimately found not to be entitled to indemnification as authorized by this Article V and (b) approval by the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding or, if such a quorum is not obtainable, then approval by stockholders. To the extent permitted by law, the Board of Directors or, if applicable, the stockholders, shall not be required under this Section 2, to find that the director or officer has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding.

SECTION 3. Availability and Interpretation: To the extent permitted under applicable law, the rights of indemnification and to the advancement of expenses provided in this Article V (a) shall be available with respect to events occurring prior to the adoption of this Article V, (b) shall continue to exist after any recision or restrictive amendment of this Article V with respect to events occurring prior to such recision or amendment, (c) may be interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, or on the basis of applicable law in effect at the time such rights are claimed, and (d) are in the nature of contract rights which may be enforced in any court of competent jurisdiction as if the Corporation and the director or officer for whom such rights are sought were parties to a separate written agreement.

SECTION 4. Other Rights: The rights of indemnification and to the advancement of expenses provided in this Article V shall not be deemed exclusive of any other rights to which any such director, officer or other person may now or hereafter be otherwise entitled whether contained in the certificate of incorporation, these Bylaws, a resolution of stockholders, a resolution of the Board of Directors, or an agreement providing such indemnification, the creation of such other rights being hereby expressly authorized. Without limiting the generality of the foregoing, the rights of indemnification and to the advancement of expenses provided in this Article V shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any such director, officer or other person in any such action or proceeding to have assessed or allowed in his or her favor, against the Corporation or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof.

SECTION 5. Severability: If this Article V or any part hereof shall be held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of this Article V shall remain fully enforceable.

As permitted by Section 402(b) of the New York Business Corporation Law, Article SEVENTH of M&T Bank Corporation’s Restated Certificate of Incorporation, as amended, provides as follows:

SEVENTH: As to any act or omission occurring after the adoption of this provision, a director of the Corporation shall, to the maximum extent permitted by the laws of the State of New York, have no personal liability to the Corporation or any of its stockholders for damages for any breach of duty as a director, provided that this Article SEVENTH shall not eliminate or reduce the liability of a director in any case where such elimination or reduction is not permitted by law.

ITEM 16. EXHIBITS.

The exhibits filed (unless otherwise noted) as a part of this registration statement are set forth in the accompanying Exhibit Index.

ITEM 17. UNDERTAKINGS.

The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of the registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and the registrant regulations prescribed by the SEC under Section 305(b)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on September 18, 2015.

M&T BANK CORPORATION

By: *
Robert G. Wilmers, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 2015.

Signature	Title

* Robert G. Wilmers	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

* René F. Jones	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Michael R. Spychala	Senior Vice President and Controller (Principal Accounting Officer)

* Mark J. Czarnecki	President and Director

* Robert T. Brady	Vice Chairman of the Board

* Brent D. Baird	Director

* C. Angela Bontempo	Director

* T. Jefferson Cunningham III	Director

* Gary N. Geisel	Director

* John D. Hawke, Jr.	Director

* Patrick W. E. Hodgson	Director

* Richard G. King	Director

Newton P.S. Merrill	Director

* Melinda R. Rich	Director

* Robert E. Sadler, Jr.	Director

* Herbert L. Washington	Director

*By: /s/ Drew J. Pfirrman
Drew J. Pfirrman (Attorney-in-Fact) Pursuant to Power of Attorney filed herewith

EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT

(1)(a)	Form of Underwriting Agreement for Common Stock, Preferred Stock, Depositary Shares and Warrants, incorporated by reference to Exhibit 1(c) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(1)(b)	Form of Underwriting Agreement for Debt Securities, incorporated by reference to Exhibit 1(b) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(a)	Restated Certificate of Incorporation of M&T Bank Corporation dated November 18, 2010, incorporated by reference to Exhibit 3.1 to M&T’s Current Report on Form 8-K filed with the SEC on November 19, 2010.

(4)(b)	Certificate of Amendment of the Restated Certificate of Incorporation of M&T Bank Corporation dated May 26, 2011, incorporated by reference to Exhibit 3.1 to M&T’s Current Report on Form 8-K filed with the SEC on May 31, 2011.

(4)(c)	Certificate of Amendment of the Restated Certificate of Incorporation of M&T Bank Corporation dated April 19, 2013, incorporated by reference to Exhibit 3.1 to M&T’s Current Report on Form 8-K filed with the SEC on April 22, 2013.

(4)(d)	Certificate of Amendment of the Restated Certificate of Incorporation of M&T Bank Corporation dated February 11, 2014, incorporated by reference to Exhibit 3.1 to M&T’s Current Report on Form 8-K filed with the SEC on February 11, 2014.

(4)(e)	Amended and Restated Bylaws of M&T Bank Corporation, effective November 16, 2010, incorporated by reference to Exhibit 3.2 to M&T’s Current Report on Form 8-K filed with the SEC on November 19, 2010.

(4)(f)	Form of Deposit Agreement (including Form of Depositary Receipt) , incorporated by reference to Exhibit 4(a) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(g)	Form of Senior Indenture, incorporated by reference to Exhibit 4(b) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(h)	Form of Senior Debt Security, incorporated by reference to Exhibit 4(c) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(i)	Indenture, dated as of May 24, 2007, by and between M&T Bank Corporation and The Bank of New York (as Trustee), incorporated by reference to Exhibit 4.2 to M&T’s Current Report on Form 8-K dated May 24, 2007, filed with the SEC on May 29, 2007.

(4)(j)	First Supplemental Indenture, dated as of May 24, 2007, by and between M&T Bank Corporation and The Bank of New York (as Trustee). Incorporated by reference to Exhibit 4.1 to M&T’s Current Report on Form 8-K dated May 24, 2007, filed with the SEC on May 29, 2007.

(4)(k)	Form of Subordinated Indenture, incorporated by reference to Exhibit 4(d) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(l)	Form of Subordinated Debt Security, incorporated by reference to Exhibit 4(e) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(m)	Form of Warrant Agreement (including Form of Warrant Certificate), incorporated by reference to Exhibit 4(f) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(5)	Opinion of counsel as to the validity of the securities.**

(12)(a)	Computations of Consolidated Ratios of Earnings to Fixed Charges.**

(12)(b)	Computations of Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.**

(23)(a)	Consent of PricewaterhouseCoopers LLP.**

(23)(b)	Consent of counsel (Included in Exhibit (5)).

(24)	Power of Attorney.**

(25)(a)	Form T-1 Statement of Eligibility of a trustee to be named later with respect to the form of Senior Indenture.*

(25)(b)	Form T-1 Statement of Eligibility of a trustee to be named later with respect to the form of Subordinated Indenture.*

(25)(c)	Form T-1 Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Indenture dated as of May 24, 2007.**

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed herewith.